EXHIBIT 3.64

ARTICLES OF ENTITY CONVERSION:
Conversion of a Corporation into a Limited Liability Company
State Form 51576(1-04)
Approved by State Board of Accounts, 2004

INSTRUCTIONS:	Use 8 ½ x 11” white paper for attachments.
	Present original and one copy to the address in the upper right corner of this form.	Indiana Code 23-1-18-3
	Please TYPE or PRINT	FILING FEE: $30.00
Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.

ARTICLES OF CONVERSION
OF
RTM Mid-America, Inc.

(hereinafter “Non-Surviving Corporation”)

INTO
RTM Mid-America, LLC

(hereinafter “Surviving LLC”)

ARTICLE I: PLAN OF ENTITY CONVERSION

a.	Please set forth the Plan of Conversion, containing such information as required by Indiana Code 23-1-38.5-11 and Indiana Code 23-1-38.5-12, attach herewith, and designate it as “Exhibit A.”

The following is basic information that must be included in the Plan of Entity Conversion: (please refer to Indiana Code 23-1-38.5-12 for a more complete listing of requirements before submitting the plan).

	•	A statement of the type of business entity that Surviving LLC will be and, if it will be a foreign non-corporation, its jurisdiction of organization;
	•	The terms and condition of the conversion;
•

The manner and basis of converting the shares of Non-surviving Corporation into the interests, securities, obligations, rights to acquire interests or other securities of Surviving LLC following its conversion; and

	•	The full text, as in effect immediately after the consummation of the conversion, of the organic documents (if any) of Surviving LLC.
•

If, as a result of the conversion, one or more shareholders of Non-surviving Corporation would be subject to owner liability for debts, obligations, or liabilities of any other person or entity, those shareholder must consent in writing to such liabilities in order for the Plan of Merger to be valid.

b.	Please read and sign the following statement.

I hereby affirm under penalty of perjury that the plan of conversion is in accordance with the Articles of Incorporation or bylaws of Non-surviving Corporation and is duly authorized by the shareholders of Non-surviving Corporation as required by the laws of the State of Indiana.

Signature	\s\ ROBERT Q. JONES, JR.	Printed Name	Robert Q. Jones, Jr.	Title	VP & Asst. Sec.

ARTICLE II: NAME AND DATE OF INCORPORATION OF NON-SURVIVING CORPORATION

a.	The name of Non-surviving Corporation immediately before filing these Articles of Entity Conversion is the following:

RTM Mid-America, Inc.

b.	The date on which Non-surviving Corporation was incorporated in the State of Indiana is the following:	10/11/1972

ARTICLE III: NAME AND PRINCIPAL OFFICE OF SURVIVING LLC

a.	The name of Surviving LLC is the following:

RTM Mid-America, LLC

• (Please note pursuant to Indiana Code 23-18-2-8, this name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”).
• (If Surviving LLC is a foreign LLC, then its name must adhere to the laws of the state in which it is domiciled).

b.	The address of Surviving LLC’s Principal Office is the following:

Street Address	City	State	Zip Code
1155 Perimeter Center West, Suite 1200	Atlanta	GA	30338

ARTICLE IV: REGISTERED OFFICE AND AGENT OF SURVIVING LLC

Registered Agent: The name and street address of Surviving LLC’s Registered Agent and Registered Office for service of process are the following:

Name of Registered Agent
Corporation Service Company

Address of Registered Office (street or building)	City		Zip Code
251 East Ohio Street, Suite 500	Indianapolis	Indiana	46204

ARTICLE V: JURISDICTION OF SURVIVING LLC AND CHARTER SURRENDER OF NON-SURVIVING CORPORATION

SECTION 1		JURISDICTION

Please state the jurisdiction in which Surviving LLC will be organized and governed. Indiana

SECTION 2		CHARTER SURRENDER ((Please complete this section only if Surviving LLC is organized outside of Indiana)
If the jurisdiction stated above is not Indiana, please set forth the Articles of Charter Surrender for the Non-surviving Corporation and attach herewith as “Exhibit B.”

Pursuant to Indiana Code 23-1-38.5-14, the Articles of Charter Surrender must include:
	1.	The name of Non-surviving Corporation;
2.

A statement that the Articles of Charter Surrender are being filed in connection with the conversion of Non-surviving Corporation into an LLC that will be organized in a jurisdiction other than the State of Indiana;

3.

A signed statement under penalty of perjury that the conversion was duly approved by the shareholders of Non-surviving Corporation in a manner required by Indiana Law and consistent with the Articles of Incorporation or the bylaws of Non-surviving Corporation;

	4.	The jurisdiction under which the Surviving LLC will be organized; and
	5.	The address of Surviving LLC’s executive office.

ARTICLE VI: DISSOLUTION OF SURVIVING LLC

Please indicate when dissolution will take place in Surviving LLC:
☐ The latest date upon which Surviving LLC is to dissolve is _______________________________, OR
☒ Surviving LLC is perpetual until dissolution.

ARTICLE VII: MANAGEMENT OF SURVIVING LLC

Surviving LLC will be managed by:	☐ The members of Surviving LLC, OR
☒ A manager or managers

In Witness Whereof, the undersigned being an officer or other duly authorized representative of Non-surviving Corporation executed these Articles of Entity Conversion and verifies, subject to penalties of perjury, that the statements contained herein are true, this 18th day of December , 2007 .

Signature	Printed Name
\s\ ROBERT Q. JONES, JR.	Robert Q. Jones, Jr.

Title
Vice President and Assistant Secretary

EXHIBIT A

Plan of Conversion

PLAN OF CONVERSION
BY WHICH
RTM MID-AMERICA, INC.
CONVERTS INTO
RTM MID-AMERICA, LLC

          THIS IS A PLAN OF CONVERSION (“this Plan of Conversion”) related to the conversion (the “Conversion”) of RTM Mid-America, Inc., an Indiana corporation (the “Converting Entity”), into a limited liability company organized under Indiana law (the “Resulting Entity”).

          1. Names of Constituent Entities. The Converting Entity will convert into the Resulting entity under the name “RTM Mid-America, LLC”.

          2. Address. The address for each of the Converting Entity and the Resulting Entity will be 1155 Perimeter Center West, Suite 1200, Atlanta, Georgia 30338.

          3. Jurisdiction. The Converting Entity is incorporated under the laws of the State of Indiana. The Resulting Entity will be organized under the laws of the State of Indiana.

          4. The Converting Entity and Resulting Entity. In accordance with the terms of this Plan of Conversion and the applicable laws of the State of Indiana: (a) the Converting Entity shall make an appropriate filing of articles of conversion of the Converting Entity and articles of organization of the Resulting Entity, as necessary, with the Secretary of State of the State of Indiana; and (b) upon the acceptance of such filings by the Secretary of State of the State of Indiana (the “Effective Time”), the Converting Entity shall be converted into the Resulting Entity, which shall continue to exist as a limited liability company created and governed by the laws of the State of Indiana.

          5. Effect of Conversion. At the Effective Time: (a) the Converting Entity shall convert into the Resulting Entity; (b) the Converting Entity’s stock shall be converted as provided in this Plan of Conversion; and (c) the Conversion shall otherwise have the effect provided under the applicable laws of the State of Indiana.

          6. Manner and Basis of Converting Stock. At the Effective Time, all of the issued and outstanding shares of Converting Entity stock (“Stock”) which are issued and outstanding immediately prior to the Effective Time, including any stock which is then held in the Converting Entity’s treasury, shall, by virtue of the Conversion and without any further action on the part of the holder of such Stock, be converted into one (1) membership interest in the Resulting Entity, and no additional member’s interests in the Resulting Entity shall be issued in respect of such Stock.

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          7. Articles of Organization. The Articles of Organization of the Resulting Entity in the form attached hereto as Exhibit A shall be the Articles of Organization of the Resulting Entity at and after the Effective Time until amended in accordance with applicable law.

          8. Operating Agreement. The Operating Agreement of the Resulting Entity in the form attached hereto as Exhibit B shall be the Operating Agreement of the Resulting Entity at and after the Effective Time until amended in accordance with applicable law, as the approval of this Plan of Conversion shall be deemed execution of such Operating Agreement by the members of the Resulting Entity.

RTM Mid-America, Inc.

By:	\s\ Robert Q. Jones, Jr.

Name: Robert Q. Jones, Jr.
Title: VP, Corporate & Securities Counsel

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